Table of Contents

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report April 16, 2012, except for Notes 2, 3 and 16 which are dated September 10, 2012, on the financial statements of Yew Bio-Pharm Group, Inc. (the “Company”) as of September 30, 2012, and for the period from January 1, 2010 to September 30, 2012.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Albert Wong & Co. Albert Wong & Co.

Hong Kong
December 7, 2012